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                                                                   EXHIBIT 23(c)

                                               CARTER, BELCOURT & ATKINSON, P.A.
                                                    CERTIFIED PUBLIC ACCOUNTANTS


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 1995, with respect to the financial statements of Peoples Bank of Lakeland included in the Registration Statement (Form S-4) and related Prospectus of Huntington Bancshares Incorporated for the registration of 6,800,000 shares of its common stock.


/s/Carter, Belcourt & Atkinson, P.A.


Lakeland, Florida

December 1, 1995